UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 5, 2005

SRA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31334	54-1360804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4350 Fair Lakes Court Fairfax, Virginia	22033
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (703) 803-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8. OTHER EVENTS

ITEM 8.01. Other Events.

On July 5, 2005, SRA International, Inc. (“SRA”) announced that it had completed its acquisition of Galaxy Scientific Corp. (“Galaxy”). SRA acquired all of the outstanding stock of Galaxy for approximately $98.7 million. Approximately $15.3 million of the purchase price was deposited in escrow to secure indemnification obligations of the former shareholders of Galaxy. The transaction was closed on July 1, 2005.

Galaxy is a privately-held provider of systems engineering, information technology, and tactical communications services and solutions to the federal government founded in 1988. Galaxy focuses on Command, Control, Communications, Computers, and Intelligence (“C4I”) Tactical Systems; Information Assurance; Information Technology; Training Systems; Engineering Support; and Safety and Security Technologies. Galaxy serves customers throughout the federal government, including the Department of Defense (“DoD”), Department of Homeland Security (“DHS”), and the Federal Aviation Administration (“FAA”). Galaxy has approximately 450 employees. Revenue for the twelve months ended April 3, 2005 was approximately $90 million.

The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Exhibit
99.1	Press Release dated July 5, 2005, announcing the completion of the acquisition of Galaxy Scientific Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRA INTERNATIONAL, INC.

Date: July 11, 2005	/s/ STEPHEN C. HUGHES
Stephen C. Hughes
Senior Vice President of Finance and Administration and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated July 5, 2005, announcing the completion of the acquisition of Galaxy Scientific Corporation.